UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 27, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 27, 2007, People’s United Financial, Inc., a Delaware corporation (“People’s United”) and Chittenden Corporation, a Vermont corporation (“Chittenden”), announced they had signed an Agreement and Plan of Merger, dated as of June 26, 2007 (the “Merger Agreement”), pursuant to which Chittenden will merge (the “Merger”) into People’s United, with People’s United continuing as the surviving corporation. Concurrently with the Merger, each of Chittenden’s six subsidiary banks will merge into six new thrift subsidiaries of People’s United Bank.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, each holder of Chittenden common stock will have the right, subject to proration, to elect to receive, for each such share of Chittenden common stock, cash or People’s United common stock, in either case having a value equal to $20.35 plus 0.8775 times the average closing price of People’s United common stock for the five day period prior to closing. Based on the average closing price of People’s United common stock for the three day period ending June 25, 2007, the transaction is valued at $37.00 per Chittenden share, for a total transaction value of approximately $1.9 billion. The actual per share value on consummation of the Merger will depend on the share price of People’s United at that time. Chittenden stock options that are outstanding as of the closing will be canceled in exchange for cash equal to the excess of the merger consideration to be paid for each Chittenden share over the exercise price of each option. Each outstanding share award granted under the Chittenden Performance Share Program will be canceled in exchange for cash equal to the product of the merger consideration to be paid for each Chittenden share multiplied by the greater of (A) 100% of the Target Performance Shares (as defined in the Chittenden Performance Share Program) relating to Performance Cycles (as defined in the Chittenden Performance Share Program) in effect as of closing plus accumulated dividends (if any) on such shares as determined in accordance with the Chittenden Performance Share Program and (B) 100% of the Performance Shares (as defined in the Chittenden Performance Share Program) relating to Performance Cycles in effect as of closing based on performance calculated through the quarter ending immediately prior to closing plus accumulated dividends (if any) on such shares as determined in accordance with the Chittenden Performance Share Program.

The Merger Agreement contains customary representations, warranties and covenants of People’s United and Chittenden. The Board of Directors of Chittenden has adopted a resolution recommending approval and adoption by its shareholders and has agreed to submit the Merger Agreement to its shareholders for consideration. Chittenden has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Merger Agreement, (ii) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, (iii) are subject to the materiality standard contained in Section 9.2 of the Merger Agreement which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Chittenden shareholders and (ii) absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants, (iii) the delivery of customary opinions from counsel to People’s United and counsel to Chittenden that the Merger will qualify as a tax-free reorganization for federal income tax purposes, and (iv) receipt of regulatory approvals.

People’s United will appoint, effective as of closing, two of Chittenden’s independent directors to the People’s United Board of Directors.

The Merger Agreement contains certain termination rights for both People’s United and Chittenden and further provides that, upon termination of the Merger Agreement under specified circumstances, Chittenden may be required to pay People’s United a termination fee of $65,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Paul A. Perrault Employment Agreement

People’s United entered into an employment agreement with Paul A. Perrault, Chittenden’s President, Chief Executive Officer and Chairman of the Board, with a two-year term commencing upon consummation of the Merger. The agreement provides for automatic one-year renewals. During the employment period, Mr. Perrault will serve as (i) Vice Chairman of People’s United and (ii) a member of People’s United’s Executive Officer Group. During the employment, Mr. Perrault will receive an annual base salary of $650,000. Starting with the 2008 calendar year, Mr. Perrault will also be eligible to receive incentive awards at a target level that together with the base salary will provide Mr. Perrault with target annual earnings of $1.4 million. These incentive awards may be in the form of equity-based awards, provided that the cash-based portion of the awards is equal to at least 70% of the base salary then in effect. The cash-based portion of these awards will be 60% based on the overall financial performance of People’s United and 40% on Mr. Perrault’s attainment of individualized key performance measures.

Termination by People’s United of Mr. Perrault’s employment under this agreement without “cause” (including non-renewal by People’s United) or a termination of employment by Mr. Perrault for “good reason” will entitle Mr. Perrault to (i) continued payment of the then rate of base salary for the severance period (which lasts from termination through the later of (1) 6 months after such termination or (2) the end of the term as scheduled before such termination), (ii) the target value of the cash-based incentive awards for the then current performance period prorated for number of days of service completed in that performance period, (iii) full premium cost for continuation of group health plan benefits during the severance period, (iv) vesting of any stock options and lapsing of all restrictions on restricted stock or other equity based awards, and (v) any previously unpaid payments or unissued equity awards under any incentive programs with respect to the previous calendar year that would have been paid or issued in the event of continued employment. As a condition to receiving the benefits described in (i) through (v) above, Mr. Perrault will be required to execute a general release of claims.

Mr. Perrault is subject to a non-competition, non-solicitation, and confidentiality covenant through the end of one year after termination of his employment.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1, and is incorporated into this report by reference.

Additional Information About this Transaction

In connection with the proposed merger, People’s United will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Chittenden that also constitutes a prospectus of People’s United. Chittenden will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Chittenden with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United’s website at www.peoples.com under the tab “Investor

Relations” and then under the heading “Financial Information” or by accessing Chittenden’s website at www.chittendencorp.com under the tab “Investor Resources – SEC Filings”.

Participants in this Transaction

People’s United, Chittenden and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Chittenden stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Chittenden stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United in the final prospectus for its conversion filed with the SEC on March 21, 2007. You can find information about Chittenden’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2007. You can obtain free copies of these documents from People’s United or Chittenden using the contact information above.

Forward-Looking Statements

This report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Chittenden Corporation to approve the merger agreement; (3) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the businesses following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates; (11) changes in levels of income and expense in noninterest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see People’s United’s and Chittenden’s filings with the Securities and Exchange Commission, including the People’s United final prospectus for its conversion and Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. People’s United and Chittenden undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2007, between People’s United Financial, Inc. and Chittenden Corporation

10.1	Agreement, dated as of June 26, 2007, between People’s United Financial, Inc. and Paul A. Perrault

Note:	Schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Merger Agreement have not been filed; upon request, People’s United will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE’S UNITED FINANCIAL, INC.

Dated: June 27, 2007	By:	/s/ William T. Kosturko
William T. Kosturko Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2007, between People’s United Financial, Inc. and Chittenden Corporation

10.1	Agreement, dated as of June 26, 2007, between People’s United Financial, Inc. and Paul A. Perrault